CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
QPC Lasers, Inc.

We hereby consent to the inclusion in Registration Statement (File No. 333-146746) on Form S-8 for QPC Lasers, Inc. of our report dated February 28, 2008, relating to the consolidated financial statements of QPC Lasers, Inc. and Subsidiary as of December 31, 2007 and for the years ended December 31, 2007 and 2006. We also consent to the reference to our Firm under the caption “Experts”.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
April 7, 2008